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                                                                     Exhibit 2.2

                                  AMENDMENT TO
                         BUSINESS AMALGAMATION AGREEMENT


     This Amendment (this "Amendment") is made and entered into as of August 15, 2002 by and among Hewitt Associates, Inc., a Delaware corporation ("Hewitt Company"), Hewitt Holdings, LLC, an Illinois limited liability company
"Hewitt") and the persons whose names are set forth on the signature page hereto (the "Continuing Partners"). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Business Amalgamation Agreement dated May 30, 2002 (the "Business Amalgamation Agreement") by and among Hewitt, the Hewitt Company and the Continuing Partners.

     WHEREAS, at the Closing, the Continuing Partners deposited shares of Series A Preferred Stock of the Hewitt Company into an escrow account to secure the indemnification obligations of the Continuing Partners under the Business Amalgamation Agreement;

     WHEREAS, the shares of Series A Preferred Stock have been tendered for exchange into shares of Class A Common Stock, Class B Common Stock and Class C Common Stock of the Hewitt Company in accordance with the Certificate of Designation of Series A Preferred Stock;

     WHEREAS, as a result of such exchange, the escrow account will contain shares of Class C Common Stock which may be subject to surrender if the employment of a Continuing Partner with the Hewitt Company or its subsidiaries is terminated;

     WHEREAS, upon such termination of employment, the surrendered shares will be re-issued to the remaining Continuing Partners who are then-employed by the Hewitt Company or its subsidiaries; and

     WHEREAS, the parties hereto desire to amend the Business Amalgamation Agreement to clarify that any shares of Class C Common Stock re-issued to the remaining Continuing Partners in respect of shares of Class C Common Stock held pursuant to the Escrow Agreement shall continue to be held pursuant to the Escrow Agreement.

     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Section 2.4 of the Business Amalgamation Agreement is hereby amended by adding the following paragraph to the end of such Section:

        "Each Continuing Partner agrees that, with respect to the Shares of Class C Common Stock held pursuant to the Escrow Agreement, the shares of Class C Common Stock which may be issued to such Continuing Partner in respect of such shares pursuant to the Hewitt Company's Certificate Incorporation upon the termination of employment of another of Continuing Partner shall, without any further action on the part of the Continuing Partner or any other person, be re-deposited into the escrow, and held pursuant to the terms of the Escrow Agreement."

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     2. No Further Amendments. Except as amended hereby, the terms and conditions of the Business Amalgamation Agreement shall remain in full force and effect.

     3. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall constitute an original but all of which shall constitute but one and the same instrument. One or more counterparts of this Agreement may be delivered via telecopier, with the intention that they shall have the same effect as an original counterpart hereof.

     4. Governing Law. This Amendment shall be deemed a contract made under the laws of the state of Illinois and together with the rights and obligations of the parties hereunder, shall be construed under and governed by the laws of such state, without giving effect to its conflicts of laws principles.

     IN WITNESS WHEREOF, each of the undersigned has executed this Amendment as of the date first above written.


HEWITT HOLDINGS L.L.C.


By: /s/ John M. Ryan
    -------------------------------------------------
Printed Name: John M. Ryan
              ---------------------------------------
Title: Authorized Principal
       ----------------------------------------------


HEWITT ASSOCIATES, INC.


By: /s/ John M. Ryan
    -------------------------------------------------
Printed Name: John M. Ryan
              ---------------------------------------
Title: Chief Administrative Officer
      -----------------------------------------------

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 P.J. Morgan
-------------------------------------
Executed as a deed by PETER MORGAN    )
on his own behalf and as attorney for )
M. J. JONES, M. A. POMERY,            )
G. R. FARREN, R. D. MOORE,
A. R. HEWITT, D. P. HAGER,
R. J. CHAPMAN, P. R. C. JOWETT,
K. R. WESBROOM,
M. G. J. GANNON, R. S. PARKIN,
K. BARTON, L. S. PARSONAGE,
R. J. WHITELAM, R. L. M. ARNOLD,
N. D. FITZPATRICK, A. H. PHILLIPS,
I. EDWARDS, P. M. WEBSTER,
A. S. CAIRNS, M. A. EVANS,
A. M. JUDES, R. A. BLOCK,
R. K. MULCAHY, R. D. SENIOR,
S. A. ST LEGER-HARRIS,
A. R. ASHTON, P. E. COOK,
A. D. COX, R. R. HANSFORD,
R. A. MEEK, A. J. CORVESOR,
L. D. JAGGER, C. G. NORDEN,
K. E. ROSENBERG, A. MCKINNON,
B. K. WILSON, S. BRIDGELAND,
J. E. M. CURTIS, K. D. LELLIOTT,
J. M. LOWES, A. PAYNE,
R. H. DAVIES, M. A. JONES,
S. L. KENYON, J. C. OLIVER,
T. D. A. REAY, A. J. STADDON,
A. H. TUNNINGLEY
THE BACON & WOODROW
EMPLOYEE TRUST


in the presence of:


Witness' signature: /s/ Christina H. Maier
                    ----------------------------------

Witness' name: Christina H. Maier
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Occupation: Administrative Assistant
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Address: 100 Half Day Rd, Lincolnshire, IL  60069, USA
         ---------------------------------------------